UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2011

LIGHTYEAR NETWORK SOLUTIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 16, 2011, Lightyear Network Solutions, Inc. (the "Company") entered into a $1,950,000 secured promissory note (the "Note") with First Savings Bank, F.S.B. (the “Bank”), of Clarksville, Indiana.  The Note is an extension, renewal, modification, and/or replacement of a $2,000,000 promissory note that the Company made in favor of the Bank that was executed on January 21, 2011 and that was disclosed in and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 19, 2011 (the “Prior Report”).

The Note, which matures on January 25, 2014, bears interest at a rate of 6.00% per annum.  In the event of a default, the interest rate would increase by 5.00% per annum.  Beginning on January 25, 2012, and continuing on the 25th day of each month up through and including December 25, 2013, the Company must make monthly payments on the Note of $37,780.00.  The remaining principal and accrued but unpaid interest on the Note are to be paid as a balloon payment on the maturity date.

Pursuant to a Security Agreement between the Company and the Bank dated as of January 21, 2011, disclosed in and attached as Exhibit 10.5 to the Prior Report, the Note is secured by a first priority perfected security interest in all accounts receivable of the Company’s wholly owned subsidiary, Lightyear Network Solutions, LLC (“Lightyear”) and Lightyear’s lockbox account with Fifth Third Bank. The Note is also secured by two million shares of the Company’s common stock, $0.001 par value per share, owned by LY Holdings, LLC (“LYH”), a Kentucky limited liability company pursuant to a Stock Pledge Agreement by LYH in favor of the Bank dated November 4, 2011 and filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated November 4, 2011.  The Note is also secured by the personal guaranties of J. Sherman Henderson III, Ronald L. Carmicle, Chris T. Sullivan and W. Brent Rice, and a guaranty by Lightyear. The personal guaranty of each of Messrs. Carmicle, Sullivan and Rice is limited to $250,000.

Mr. Sullivan, Mr. Henderson, Mr. Carmicle and Mr. Rice are all directors of the Company.    Mr. Sullivan, Mr. Henderson and Mr. Rice are all directors and members of LYH.   As of December 16, 2011, LYH owned 45.3% of the Company’s common stock, $0.001 par value per share.

The Note contains customary events of default and customary affirmative and negative covenants, including (among others) minimum earnings and net worth requirements for the Company’s wholly owned subsidiary, SE Acquisitions, LLC, minimum receivables for Lightyear, and Bank approval of additional Company (or affiliate) borrowings in excess of $100,000.

Mr. Henderson maintains a personal line of credit with the Bank in the amount of $750,000.

There are no material relationships between the Company, Lightyear or SE Acquisitions, or their affiliates, and the Bank, other than as described above.

The foregoing descriptions of the Note and the various guarantees do not purport to be complete and are qualified in their entirety by reference to those documents which are attached as exhibits hereto and incorporated herein.

Item 1.02    Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is hereby incorporated in this Item 1.02 by reference.

As disclosed in the Prior Report, on January 21, 2011, the Company and Mr. Carmicle entered into an agreement whereby the Company paid Mr. Carmicle $60,000 per year in consideration of his personal guaranty of the promissory note previously issued to the Bank.  On December 21, 2011, the Company and Mr. Carmicle agreed to terminate that agreement, effective October 31, 2011.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Promissory Note, dated as of December 16, 2011 by Lightyear Network Solutions, Inc. to First Savings Bank, F.S.B.

10.2	Absolute Continuing Guaranty Agreement, dated December 16, 2011, by Lightyear Network Solutions, LLC in favor of First Savings Bank, F.S.B.

10.3	Absolute Continuing Guaranty Agreement, dated December 16, 2011, by J. Sherman Henderson III in favor of First Savings Bank, F.S.B.

10.4	Absolute Continuing Guaranty Agreement, dated December 16, 2011, by Ronald L. Carmicle in favor of First Savings Bank, F.S.B.

10.5	Absolute Continuing Guaranty Agreement, dated December 16, 2011, by Chris T. Sullivan in favor of First Savings Bank, F.S.B.

10.6	Absolute Continuing Guaranty Agreement, dated December 16, 2011, by W. Brent Rice in favor of First Savings Bank, F.S.B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: December 22, 2011	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer